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                                                                     EXHIBIT 5.1

        OPINION AND CONSENT OF PROCOPIO, CORY, HARGREAVES & SAVITCH LLP

                                January 19, 2001

American Technology Corporation
13114 Evening Creek Drive South
San Diego, CA 92128

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by American Technology Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of up to 985,000 shares of the Company's Common Stock, $.00001 par value (the "Shares"), on behalf of the Company including: (i) 500,000 additional shares of Common Stock authorized under the Company's 1997 Stock Option Plan (the "Option Plan") and; (ii) 50,000 shares of Common Stock authorized under the Company's 1997 Employee Stock Compensation Plan (the "Employee Plan"); and (iii) 435,000 shares of the Company's Common Stock issuable upon exercise of Special Stock Option grants described in the Registration Statement (the "Option Grants"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

         In connection with this opinion, we have examined and relied upon the Registration Statement, the Employee Plan, the Option Plan, the Option Grants and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Employee Plan, the Option Plan and the Option Grants, will be validly issued, fully paid, and nonassessable.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Employee Plan, the Option Plan or the Option Grants..

                                   Very truly yours,

                                   PROCOPIO, CORY, HARGREAVES & SAVITCH LLP

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